                                                                     EXHIBIT 1.1

                     DEL WEBB CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                   MARCH 31,               MARCH 31,
                                                              --------------------    --------------------
                                                                1998        1997        1998        1997
                                                              --------    --------    --------    --------
Revenues....................................................  $254,714    $280,317    $781,692    $838,294
                                                              --------    --------    --------    --------
Costs and expenses:
  Home construction, land and other.........................   194,644     213,373     596,625     644,212
  Interest..................................................     9,473      12,398      31,472      35,680
  Selling, general and administrative.......................    38,847      39,584     114,672     117,204
                                                              --------    --------    --------    --------
                                                               242,964     265,355     742,769     797,096
                                                              --------    --------    --------    --------
    Earnings before income taxes and extraordinary item.....    11,750      14,962      38,923      41,198
Income taxes................................................     4,230       5,386      14,012      14,831
                                                              --------    --------    --------    --------
    Earnings before extraordinary item......................     7,520       9,576      24,911      26,367
Extraordinary item:
  Loss from extinguishment of debt (net of tax).............        --       1,285          --       1,285
                                                              --------    --------    --------    --------
    Net earnings............................................  $  7,520    $  8,291    $ 24,911    $ 25,082
                                                              ========    ========    ========    ========
Weighted average shares outstanding.........................    17,890      17,630      17,740      17,584
                                                              ========    ========    ========    ========
Weighted average shares outstanding -- assuming dilution....    18,749      17,884      18,350      17,888
                                                              ========    ========    ========    ========
Net earnings per share:
  Earnings before extraordinary item........................  $   0.42    $   0.54    $   1.40    $   1.50
  Extraordinary item........................................        --        0.07          --        0.07
                                                              --------    --------    --------    --------
                                                              $   0.42    $   0.47    $   1.40    $   1.43
                                                              ========    ========    ========    ========
Net earnings per share -- assuming dilution:
  Earnings before extraordinary item........................  $   0.40    $   0.54    $   1.36    $   1.47
  Extraordinary item........................................        --        0.07          --        0.07
                                                              --------    --------    --------    --------
                                                              $   0.40    $   0.46    $   1.36    $   1.40
                                                              ========    ========    ========    ========

                     DEL WEBB CORPORATION AND SUBSIDIARIES

                     REVENUES AND COSTS AND EXPENSES DETAIL
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                   MARCH 31,               MARCH 31,
                                                              --------------------    --------------------
                                                                1998        1997        1998        1997
                                                              --------    --------    --------    --------
Revenues:
  Homebuilding:
    Communities.............................................  $186,828    $220,728    $582,512    $633,713
    Conventional............................................    48,265      53,289     150,491     166,013
                                                              --------    --------    --------    --------
        Total homebuilding..................................   235,093     274,017     733,003     799,726
  Land and facility sales...................................    17,213       3,827      41,344      30,061
  Other.....................................................     2,408       2,473       7,345       8,507
                                                              --------    --------    --------    --------
                                                              $254,714    $280,317    $781,692    $838,294
                                                              ========    ========    ========    ========
Costs and expenses:
  Home construction and land:
    Communities.............................................  $137,585    $164,449    $436,638    $476,625
    Conventional............................................    39,901      45,694     125,802     140,441
                                                              --------    --------    --------    --------
        Total homebuilding..................................   177,486     210,413     562,440     617,066
  Cost of land and facility sales...........................    16,252       2,690      32,040      24,751
  Other cost of sales.......................................       906         540       2,145       2,395
                                                              --------    --------    --------    --------
        Total home construction, land and other.............   194,644     213,373     596,625     644,212
  Interest..................................................     9,473      12,398      31,472      35,680
  Selling, general and administrative.......................    38,847      39,584     114,672     117,204
                                                              ========    ========    ========    ========
                                                              $242,964    $265,355    $742,769    $797,096
                                                              ========    ========    ========    ========
Homebuilding gross margin percentage:
  Communities...............................................      26.4%       25.5%       25.0%       24.8%
  Conventional..............................................      17.3%       14.3%       16.4%       15.4%
                                                              --------    --------    --------    --------
        Total homebuilding..................................      24.5%       23.3%       23.3%       22.8%
                                                              ========    ========    ========    ========

                     DEL WEBB CORPORATION AND SUBSIDIARIES

               CERTAIN CONSOLIDATED FINANCIAL AND OPERATING DATA

                                          THREE MONTHS                            NINE MONTHS
                                             ENDED                                   ENDED
                                           MARCH 31,            CHANGE             MARCH 31,            CHANGE
                                         --------------    -----------------     --------------    -----------------
                                         1998     1997     AMOUNT    PERCENT     1998     1997     AMOUNT    PERCENT
                                         -----    -----    ------    -------     -----    -----    ------    -------
OPERATING DATA:
Number of net new orders:
  Sun Cities Phoenix(1)................    393      372       21         5.6%      927      994      (67)       (6.7)%
  Sun Cities Las Vegas(2)..............    308      272       36        13.2%      826      751       75        10.0%
  Sun City Palm Desert.................    162      118       44        37.3%      315      183      132        72.1%
  Sun City Roseville...................    196      153       43        28.1%      509      347      162        46.7%
  Sun City Hilton Head.................    103       92       11        12.0%      273      228       45        19.7%
  Sun City Georgetown..................    118      132      (14)      (10.6)%     311      325      (14)       (4.3)%
  Florida communities(3)...............    122      N/A      122         N/A       122      N/A      122         N/A
  Other communities*...................     99      N/A       99         N/A       172      N/A      172         N/A
  Coventry Homes.......................    432      335       97        29.0%      983      849      134        15.8%
                                         -----    -----    -----     -------     -----    -----    -----     -------
    Total current communities..........  1,933    1,474      459        31.1%    4,438    3,677      761        20.7%
Completed operations:
  Sun City Tucson......................    N/A       20      (20)     (100.0)%     N/A       58      (58)      100.0)%
  Terravita............................      1       89      (88)      (98.9)%     N/A      192     (192)      100.0)%
  Coventry Homes -- So. California.....    N/A       55      (55)     (100.0)%     N/A      152     (152)      100.0)%
                                         -----    -----    -----     -------     -----    -----    -----     -------
    Total..............................  1,934    1,638      296        18.1%    4,438    4,079      359         8.8%
                                         =====    =====    =====     =======     =====    =====    =====     =======
Number of home closings:
  Sun Cities Phoenix(1)................    292      271       21         7.7%      913      769      144        18.7%
  Sun Cities Las Vegas(2)..............    241      277      (36)      (13.0)%     772      808      (36)       (4.5)%
  Sun City Palm Desert.................     84       69       15        21.7%      202      162       40        24.7%
  Sun City Roseville...................    147      118       29        24.6%      420      446      (26)       (5.8)%
  Sun City Hilton Head.................     90      105      (15)      (14.3)%     270      290      (20)       (6.9)%
  Sun City Georgetown..................     75      151      (76)      (50.3)%     298      438     (140)      (32.0)%
  Florida communities(3)...............     71      N/A       71         N/A        71      N/A       71         N/A
  Other communities*...................      5      N/A        5         N/A         5      N/A        5         N/A
  Coventry Homes.......................    259      277      (18)       (6.5)%     825      914      (89)       (9.7)%
                                         -----    -----    -----     -------     -----    -----    -----     -------
    Total current communities..........  1,264    1,268       (4)       (0.3)%   3,776    3,827      (51)       (1.3)%
Completed operations:
  Sun City Tucson......................    N/A       23      (23)     (100.0)%     N/A      102     (102)      100.0)%
  Terravita............................      6      120     (114)      (95.0)%     118      307     (189)      (61.6)%
  Coventry Homes -- So. California.....    N/A       56      (56)     (100.0)%      20      126     (106)      (84.1)%
                                         -----    -----    -----     -------     -----    -----    -----     -------
    Total..............................  1,270    1,467     (197)      (13.4)%   3,914    4,362     (448)      (10.3)%
                                         =====    =====    =====     =======     =====    =====    =====     =======
BACKLOG DATA:
Homes under contract at March 31:
  Sun Cities Phoenix(1)................    706      778      (72)      (9.3)%
  Sun Cities Las Vegas(2)..............    587      585        2        0.3%
  Sun City Palm Desert.................    239      133      106       79.7%
  Sun City Roseville...................    369      278       91       32.7%
  Sun City Hilton Head.................    162      131       31       23.7%
  Sun City Georgetown..................    215      265      (50)     (18.9)%
  Florida communities(3)...............    256      N/A      256        N/A
  Other communities*...................    167      N/A      167        N/A
  Coventry Homes.......................    616      507      109       21.5%
                                         -----    -----    -----     ------
    Total current communities..........  3,317    2,677      640       23.9%
Completed operations:
  Sun City Tucson......................    N/A        1       (1)    (100.0)%
  Terravita............................      2      189     (187)     (98.9)%
  Coventry Homes -- So. California.....    N/A       49      (49)    (100.0)%
                                         -----    -----    -----     ------
    Total..............................  3,319    2,916      403       13.8%
                                         =====    =====    =====     ======
Aggregate contract sales amount
  (dollars in millions)................  $ 663    $ 566    $  97       17.1%
                                         =====    =====    =====     ======
Average contract sales amount per home
  (dollars in thousands)...............  $ 200    $ 194    $   6        3.1%
                                         =====    =====    =====     ======

                     DEL WEBB CORPORATION AND SUBSIDIARIES

                                              THREE MONTHS                               NINE MONTHS
                                                  ENDED                                     ENDED
                                                MARCH 31,             CHANGE              MARCH 31,              CHANGE
                                           -------------------   -----------------   -------------------   ------------------
                                             1998       1997     AMOUNT    PERCENT     1998       1997      AMOUNT    PERCENT
                                           --------   --------   -------   -------   --------   --------   --------   -------
AVERAGE REVENUE PER HOME CLOSING:
  Sun Cities Phoenix(1)..................  $158,500   $163,700   $(5,200)   (3.2%)   $157,800   $161,900   $ (4,100)   (2.5%)
  Sun Cities Las Vegas(2)................   200,300    184,100   16,200      8.8%     198,600    179,500     19,100    10.6%
  Sun City Palm Desert...................   228,000    232,600   (4,600)    (2.0%)    228,500    225,600      2,900     1.3%
  Sun City Roseville.....................   224,500    221,700    2,800      1.3%     214,700    210,600      4,100     1.9%
  Sun City Hilton Head...................   173,100    174,500   (1,400)    (0.8%)    169,300    165,900      3,400     2.0%
  Sun City Georgetown....................   195,800    176,500   19,300     10.9%     198,700    180,300     18,400    10.2%
  Florida communities(3).................    97,900        N/A      N/A       N/A      97,900        N/A        N/A      N/A
  Other communities*.....................   130,000        N/A      N/A       N/A     130,000        N/A        N/A      N/A
  Coventry Homes.........................   186,400    149,200   37,200     24.9%     177,900    151,000     26,900    17.8%
  Weighted average current communities...   184,200    176,600    7,600      4.3%     183,500    173,800      9,700     5.6%
Completed operations:
  Sun City Tucson........................       N/A    164,200      N/A       N/A         N/A    167,100        N/A      N/A
  Terravita..............................   379,300    286,800   92,500     32.3%     307,000    291,800     15,200     5.2%
  Coventry Homes -- So. California.......       N/A    213,400      N/A       N/A     186,600    222,000    (35,400)  (15.9%)
    Total weighted average...............   185,100    186,800   (1,700)    (0.9%)    187,300    183,300      4,000     2.2%
                                           ========   ========   =======   ======    ========   ========   ========   ======
OPERATING STATISTICS:
Costs and expenses as a percentage of
  revenues:
  Home construction, land and other......     76.4%      76.1%     0.3%      0.4%       76.3%      76.8%      (0.5%)   (0.7%)
  Interest...............................      3.7%       4.4%    (0.7%)   (15.9%)       4.0%       4.3%      (0.3%)   (7.0%)
  Selling, general and administrative....     15.3%      14.1%     1.2%      8.5%       14.7%      14.0%       0.7%     5.0%
Ratio of home closings to homes under
  contract in backlog at beginning of
  period.................................     51.8%      53.4%    (1.6%)    (3.0%)     151.1%     136.4%      14.7%    10.8%
                                           ========   ========   =======   ======    ========   ========   ========   ======

---------------
(1) Includes Sun City West and Sun City Grand.

(2) Includes Sun City Summerlin and Sun City MacDonald Ranch.

(3) Represents two operating age-restricted communities acquired in January 1998. Included in this acquisition was a beginning backlog of 205 homes.

 *  Represents three smaller-scale communities in Arizona and California.

                     DEL WEBB CORPORATION AND SUBSIDIARIES

                   SUPPLEMENTARY EARNINGS RELEASE INFORMATION
          AS OF AND FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

SHAREHOLDERS EQUITY AT MARCH 31, 1998 (DOLLARS IN THOUSANDS)
Common stock, $.001 par value. Authorized 30,000,000 shares;
  issued 18,035,966 shares at March 31, 1998................             $       18
  Additional paid-in capital................................                165,156
  Retained earnings.........................................                168,173
                                                                         ----------
                                                                            333,347
  Less cost of common stock in treasury, no shares at March
    31, 1998................................................                     --
  Less deferred compensation................................                 (5,713)
                                                                         ----------
    Total shareholders' equity..............................             $  327,634
                                                                         ==========
REAL ESTATE INVENTORIES AT MARCH 31, 1998 (DOLLARS IN
  THOUSANDS)
Home construction costs.....................................             $  199,515
Unamortized improvement and amenity costs...................                574,560
Unamortized capitalized interest............................                 57,785
Land held for housing.......................................                245,556
Land and facilities held for future development or sale.....                 29,861
                                                                         ----------
    Total real estate inventories...........................             $1,107,277
                                                                         ==========
NOTES PAYABLE, SENIOR AND SUBORDINATED DEBT AT MARCH 31,
  1998 (DOLLARS IN THOUSANDS)
9 3/4% Senior Subordinated Debentures due 2003, net.........             $   97,978
9% Senior Subordinated Debentures due 2006, net.............                 97,834
9 3/4% Senior Subordinated Debentures due 2008, net.........                145,249
Notes payable to banks under a revolving credit facility and
  short-term lines of credit................................                311,000
Real estate and other notes.................................                 84,656
                                                                         ----------
  Total notes payable, senior and subordinated debt.........             $  736,717
                                                                         ==========

                                                               THREE      NINE
                                                              MONTHS     MONTHS
                                                              -------    -------
INTEREST FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 1998
  (DOLLARS IN THOUSANDS)
Unamortized capitalized interest included in real estate
  inventories at beginning of period........................  $50,125    $46,121
Interest incurred and capitalized...........................   17,133     43,136
Amortization of capitalized interest in costs and
  expenses..................................................   (9,473)   (31,472)
                                                              -------    -------
Unamortized capitalized interest included in real estate
  inventories at end of period..............................  $57,785    $57,785
                                                              =======    =======